ASSET PURCHASE AGREEMENT


           This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 24th day of July, 1996 by and among ARC Capital, a California corporation ("Buyer") on the one hand, and Ventek, Inc. ("Seller"), an Oregon corporation and Rodger Van Voorhis, Doug Hickman, Ken Winder and Tom Thompson (collectively, the "Shareholders") on the other hand, with reference to the following:

           WHEREAS, in order that Buyer may acquire substantially all of the assets of the Seller, the parties desire that Buyer purchase from Seller and Seller sell to Buyer substantially all of the assets of Seller pursuant to the terms and conditions set forth in this Agreement (the "Asset Purchase"); and

           WHEREAS, the parties intend that the Asset Purchase will result in ownership by the Buyer of substantially all of the assets of the Seller;

           WHEREAS, Seller will concurrently with the Closing change its name to Veneer Technology, Inc. so that Buyer shall be able to use the name "Ventek, Inc." after the Closing;

           NOW,   THEREFORE,   in   consideration   of  the   premises  and  the
representations, warranties and agreements herein contained, the parties hereby agree as follows:

I.         DEFINITIONS

           For purposes of this Agreement, the following terms shall have the meanings set forth below:

           "Asset Purchase" shall have the meaning set forth in the preambles hereto and more fully described in Section 2.3.

           "Assets" shall have the meaning set forth in the preambles hereto and more fully described in Section 2.1(a).

           "Assumed Liabilities" shall have the meaning set forth in Section 2.1(c).

           "Buyer" shall have the meaning set forth in the preambles to this Agreement.

           "Buyer's Common Stock" shall mean all classes of common stock of Buyer.

           "Buyer's Class A Common Stock" shall mean the Class A
Common Stock of Buyer.


APP4-21.002

                                                    1.

           "Buyer SEC Reports" shall mean Buyer' Annual Report on Form 10-K for the fiscal year ended December 31, 1995, any reports on Form 8-K and Form 10-Q filed on behalf of Buyer with the SEC since January 1, 1995 and prior to the date of this Agreement.

           "Buyer's Securities" shall have the meaning set forth in
Section 3.24.

           "Closing" and "Closing Date" shall have the meanings set forth in Section 2.4.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Customer Deposits" shall mean the dollar amount of customer deposits shown on Seller's balance sheet at June 30, 1996.

           "Event of Default" shall mean a default in the payment of any installment of principal and/or interest of any of the Straight Note, the SAR Note or the Convertible Note, as and when due and payable, and be continuing for a period of 15 days following written notice thereof by Seller to Buyer.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Ordinary course of business" or similar reference shall mean consistent with past custom and practice, including with respect to quantity and frequency.

           "Pledge and Security Agreement" shall mean that certain Pledge and Security Agreement of even date herewith, by and among ARC Capital, ARC Subsidiary, Inc., Ventek, Inc. and Solin & Associates P.C.

           "Purchase Price" shall have the meaning set forth in
Section 2.3.

           "Requisite Seller Shareholder Approval" shall mean the affirmative vote or consent of the holders of a majority of the shares of Seller's Common Stock entitled to vote on the Asset Purchase for the transactions contemplated herein.

           "SEC" shall mean the Securities and Exchange Commission.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

           "Seller" shall have the meaning set forth in the preambles to this Agreement, and, unless the context otherwise requires, shall include its subsidiaries, if any.

APP4-21.002

                                                    2.

           "Seller's Common Stock" shall mean the common stock of the Seller.

           "Seller Disclosure Memorandum" shall mean the confidential memorandum to be delivered by Seller to Buyer prior to the Closing Date.

           "Shareholders" shall mean Rodger Van Voorhis, Doug Hickman, Ken Winder and Tom Thompson as the record holders of the Seller's Common Stock as of the Closing Date.

           "Tax" or "Taxes" shall mean a net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, real property, premium, property or windfall profit tax, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, additional tax or additional amount imposed by any jurisdiction or other taxing authority (federal, state, local or foreign).

           "Underlying Shares" shall have the meaning set forth in
Section 3.24.

II.        PURCHASE AND SALE OF ASSETS

           2.1
                      (a) Assets to be Transferred. Subject to the terms and conditions of this Agreement, at the Closing Seller shall sell to Buyer and shall assign, transfer, convey and deliver to Buyer (or, at Buyer's discretion, convey to ARC Subsidiary, Inc., a wholly-owned subsidiary of Buyer designated by Buyer prior to the Closing (the "Subsidiary")), and Buyer shall purchase all of Seller's right, title and interest in and to all its assets except those specifically excluded herein, including, without limitation, those assets identified in this Section 2.1 and the goodwill related thereto, Seller's business and its name (collectively, the "Assets"):

                                (i)        all fixtures, fixed assets,
furnishings, furniture, office supplies, vehicles, machinery, tools, dies, molds, telephone systems, equipment, computer equipment and entry order devices (collectively the "Fixed Assets");

                                (ii)       all inventory, including raw
materials, work-in-process, returned goods, scrap and rework, finished goods, and stores and supplies (the "Inventory");


APP4-21.002

                                                    3.

                                (iii)      all trademarks, tradenames, patents,
service marks, trade styles, copyrights (whether registered or unregistered), logos and similar intangibles, (collectively, the "Trademarks");

                                (iv)       all purchase orders and sales orders
of Seller entered into in the normal course of business that are outstanding at the Closing (the "Purchase and Sales Orders") (each purchase order or sales order of Seller which provides for aggregate payments in excess of $5,000 shall be listed on the Seller Disclosure Memorandum);

                                (v)   cash or cash equivalents, equal to the
amount of Customer Deposits, on deposit in banking or financial institutions or in any accounts (savings, checking or otherwise) or safety deposit boxes;

                                (vi)       all of Seller's leasehold interest in
its personal property leases (the "Personal Property Leases");

                                (vii)      all computer software and accounting
software, whether owned, leased or licensed by Seller and including all such software for which Seller holds a "right to use," including all codes, data and related documentation ("Programs");

                                (viii) the corporate name "Ventek, Inc." and
all derivations thereof, and any trademarks associated with the Ventek name;

                                (ix)       all prepaid items, prepaid deposits
and other similar assets of the Seller;

                                (x)        all permits and licenses used in the
operation of Seller's business and any bonds posted with respect thereto ("Permits"), including, without limitation, the Permits set forth in the Seller Disclosure Memorandum; and

                                (xi)       all scientific, engineering and
technological knowledge and know-how, and originals or copies of all books and records relating to the business of Seller or the Assets, including without limitation drawings, blueprints, formulae, reports and catalogues (the "Books and Records"), but not including Seller's minute books or other corporate documents.

                      (b) Excluded Assets. Assets shall exclude the accounts receivable and unamortized organization costs and memberships of Seller as reflected on Seller's balance sheet at June 30, 1996, cash in excess of Customer Deposits and that certain investment in the WhamDyn, LLC partnership owned by Seller.


APP4-21.002

                                                    4.

                      (c) Certain Assumed Liabilities. Buyer shall not assume any liabilities of Seller, except for the following: Seller's (i) trade accounts payable, (ii) Customer Deposits, (iii) unfilled purchase orders for which there are no corresponding accounts receivable and (iv) accrued liabilities, all as set forth in Seller's June 30, 1996 balance sheet, other than payroll and payroll taxes payable, accrued SEP-IRA plan contribution, federal tax payable, legal fees and expenses, loans from shareholders and loans from employees (the "Assumed Liabilities").

           2.2 Instruments of Conveyance and Transfer. The conveyance, transfer, assignment and delivery to Buyer (or to Buyer's designated subsidiary) of the Assets, as herein provided, shall be effected by bills of sale, endorsements, assignments, releases, assumption agreements on the part of Buyer, drafts, checks and other instruments of transfer and conveyance in such form as is reasonably acceptable to Buyer.

           2.3 Purchase Price. As payment in full for the Assets to be sold to Buyer at the Closing, Buyer shall deliver to
Seller:

                      (a) A 6.75% note for $1,000,000 due three years from the Closing Date with interest in the amount of $16,875 payable quarterly (the "Straight Note") containing the terms set forth in the form of note attached hereto as Exhibit A.

                      (b) A $1,125,000 note (the "SAR Note") and stock appreciation right ("SAR") pursuant to which a maximum of 1,800,000 shares of Buyer's Class A Common Stock is issuable three years from the Closing Date, which form of note and stock appreciation right is set forth as Exhibit B hereto.

                      (c) A 6.75% convertible note for $2,250,000 due three years from the Closing Date with interest in the amount of $37,968 payable quarterly (the "Convertible Note") containing the terms set forth in the form of note attached hereto as Exhibit C, which terms shall include a "put" option described therein. The Convertible Note will be convertible into Buyer's Class A Common Stock at $2.25 per share based upon the achievement of earnings objectives, the terms of which are set forth in the Convertible Note.

                      (d) A warrant to acquire 1,000,000 shares of Buyer's Class A Common Stock at $2.25 per share (the "Warrant") in the form attached hereto as Exhibit D.

                      (e) The aggregate consideration set forth in subparagraphs (a) through (d) of this Section 2.3 is referred to herein as the "Purchase Price." The Straight Note, SAR Note and Convertible Note shall herein collectively be referred to as the "Notes." The sale and transfer of Assets

APP4-21.002

                                                    5.

and Assumed Liabilities and the concurrent payment of the Purchase Price is referred to herein as the "Asset Purchase".

           2.4 The Closing. Subject to the conditions set forth in Article VI, unless this Agreement shall have been terminated as provided in Article VIII, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 2067 Commerce Drive, Medford, OR 97504 on July 24, 1996 or such other place or such other date as the parties may mutually determine, no later than the second business day following the later of (i) satisfaction or waiver of the conditions specified in Article VI (the "Closing Date"), or (ii) July 31, 1996.

III.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

           Each of the Seller and each Shareholder hereby represents and warrants to Buyer as follows:

           3.1        Organization and Authorization.

                      The Seller is a corporation duly organized, validly existing and in good standing under the laws of Oregon, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or character of its properties requires such qualification and where the failure to be so qualified would materially and adversely affect the Seller, its business, properties or rights. Seller has delivered to Buyer complete and correct copies of the Articles of Incorporation and By-Laws, as amended and in effect on the date of this Agreement, of the Seller. The Seller has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Seller, and the consummation by the Seller of the transactions contemplated hereby, have been approved by the Board of Directors of the Seller, subject only to obtaining the Requisite Shareholder Approval. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller.

           The Seller does not have any subsidiaries or own any capital stock of, or other equity interest in, any other entity.

           3.2 Non-Contravention. The business and operation of the Seller have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Seller

APP4-21.002

                                                    6.

or its properties, assets, businesses, or prospects. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws or similar charter documents of the Seller, (b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under any contract, mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment, or decree, to which the Seller is a party or by which it is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of the Seller, or
(d) violate or conflict with any law, ordinance, order, writ, injunction, judgement or decree of any court, administrative agency or governmental body or any decision or finding of any arbitration panel or rule to which the Seller is subject.

           3.3 Capital Stock. Seller has 400 shares of no par value common stock authorized (the "Seller's Common Stock"), of which 300 is issued and outstanding. No other classes of capital stock of Seller are authorized, issued or outstanding. All of such issued and outstanding shares of Seller's Common Stock are validly issued and outstanding, fully paid and non-assessable and were issued in compliance with all applicable securities laws. 100% of the shares of outstanding capital stock of the Seller are owned, of record and beneficially, by the Shareholders.

           3.4 Options. There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever obligating the Seller or its Shareholders to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of the capital stock of the Seller or obligating the Seller or its Shareholders to grant, extend or enter into any such agreement or commitment. The Shareholders of the Seller do not have any preemptive rights or other rights to subscribe for additional shares of the Seller, and no preemptive or similar rights will arise as a result of the transactions contemplated by this Agreement. Except as set forth in the Seller Disclosure Memorandum, there are no voting trusts, voting agreements, irrevocable proxies or other agreements to which the Seller is a party, or of which the Seller has knowledge, in effect relating to the voting or transfer of any shares of the Seller's Common Stock.

           3.5        Seller Financial Statements.

                      (a) The financial statements of Seller (the "Financial Statements") which include the financial statements for the Seller as of and for the year ended December 31, 1995

APP4-21.002

                                                    7.

which Financial Statements have been compiled by the independent accounting firm, Solin & Associates P.C., were prepared in accordance with the books and records of the Seller and were prepared on a tax basis consistently applied and present fairly the financial condition of the Seller as of the date thereof and the results of operations and changes in financial position for the periods then ended.

                      (b) The internal monthly financial statements of the Seller have been prepared in accordance with the books and records of the Seller and were prepared in accordance with accounting procedures applied on a consistent basis and present fairly the financial condition of the Seller as of the dates thereof.

           3.6 No Adverse Changes. Except as set forth in the Seller Disclosure Memorandum, since December 31, 1995, the Seller has conducted its business only in the ordinary course, there has not been any material adverse change in the business, financial condition, assets, liabilities, properties, business or operations, or prospects of the Seller and the Seller has not:

                      (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto;

                      (b) declared, set aside or made any dividend or other distribution on capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement to the effect of the foregoing;

                      (c)       amended its Articles of Incorporation or By-
Laws;

                      (d) other than in the ordinary course of busi-ness, purchased, sold, assigned or transferred any material tangible assets or any material license, franchise or other intangible asset; mortgaged, pledged, granted or suffered to exist any lien or other encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not materially adversely affect the business or financial condition of the Seller; or waived any rights of material value or cancelled any material debts or claims;

                      (e)       incurred any material obligation or
liability (absolute or contingent), except current liabilities and obligations incurred in the ordinary course of business, or paid any material liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business;

APP4-21.002

                                                    8.

                      (f) increased the compensation payable to any officer or director of the Seller or any relative of any such officer or director, or become obligated to increase any such compensation other than in the ordinary course of business;

                      (g) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Seller;

                      (h) entered into any material contract or commitment other than contracts or commitments made in the ordinary course of business or pursuant to this Agreement;

                      (i)       made any payment or arrangement, agreement
or  commitment  to  pay  any  bonus,   incentive   compensation  or  retirement,
termination or severance benefits other than pursuant to existing plans, agreements or arrangements disclosed in the Seller Disclosure Memorandum;

                      (j) made or suffered any material amendment, modification or termination of any material contract, commit-ment or obligation to which the Seller is a party;

                      (k) borrowed or loaned any money other than pur-suant to agreements disclosed in the Seller Disclosure
Memorandum;

                      (l) suffered any material labor or employee dis-pute or incurred a threat thereof relating to its employees;

                      (m)       changed its method of accounting; or

                      (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.6.

           3.7 Approvals. Except as set forth in the Seller Disclosure Memorandum, no consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, and no action by any governmental agency will be required to permit Buyer to operate the business of Seller subsequent to the Closing Date in the manner that Seller has done in the past.

           3.8 Contracts; Absence of Default. Except as listed in the Seller Disclosure Memorandum, Seller is not a party to any material written or oral:

                      (a) contract, agreement or understanding for the employment of any officer, consultant, director or employee;


APP4-21.002

                                                    9.

                      (b) contract, agreement or understanding with any labor union;

                      (c) contract, agreement or understanding for the purchase of any materials, supplies or equipment, where payments in any case in excess of $30,000 are provided;

                      (d) contract, agreement or understanding for the sale of products or performance of services, where payments in any case in excess of $30,000 are provided;

                      (e) license or franchise agreement, either as licensor or licensee or franchisor or franchisee, or distri-butor, or sales agency contract, agreement or understanding;

                      (f) lease under which the Seller is a lessor or lessee, or contract, agreement or understanding to purchase or sell real property or a material amount of personal property;

                      (g) pension, profit-sharing, bonus, deferred compensation, retirement or stock option or stock purchase plan or similar employee benefit plan in effect with respect to employees or others;

                      (h)       contract or agreement granting to any
person, or obtaining from any person, the right to use any property or property right, including any trademark, trade secret, know-how, software, or patent licensing agreement, contract or understanding;

                      (i)       plan or contract or other arrangement
providing for insurance (excluding medical and dental insurance plans covering substantially all employees) for any officer, director or employee or member of their families;

                      (j) contract or agreement containing covenants by the Seller not to compete in any line of business or with any person;

                      (k) partnership, joint venture contract or arrangement or other agreement involving a sharing of profits;

                      (l) contract or agreement relating to the bor-rowing or lending of money; or

                      (m) other material contract, agreement or under-standing;

                      (n)       purchase, supply or service contract in
excess of $5,000 each, or which is not terminable without cost or expense on less than thirty (30) days notice.


APP4-21.002

                                                   10.

(Hereinafter, the foregoing are collectively referred to as the "Seller's Contracts.")

           The Seller has provided or made available to Buyer true, current, correct and complete copies of all of the Seller's Contracts. Each of the contracts and commitments which are set forth on the Seller Disclosure Memorandum is valid and existing, in full force and effect and enforceable in accordance with its terms. Except as set forth in the Seller Disclosure Memorandum, the Seller is not in material default under any Seller's Contract, and no other party to any of the Seller's Contracts, to the knowledge of the Seller is in material default under any Seller's Contract, and no claim of default by any party has been made or is now pending, and there does not exist any situation which, with notice or the passing of time, or both, would constitute a default or would excuse performance by any party thereto. Except as disclosed in the Seller Disclosure Memorandum, no consent of any third party is necessary for the execution of this Agreement or the consummation of the transactions contemplated hereby.

           3.9 Title to Assets. The Seller owns and has good and marketable title in fee simple to all of its assets and properties (real, personal and mixed, tangible or intangible), free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance.

           3.10  Litigation.  Except  as  set  forth  in the  Seller  Disclosure
Memorandum, there are no actions, suits or other governmental proceedings, arbitrations or investigations pending or threatened against or affecting the business, Assets, operations or financial condition of the Seller at law or in equity in any court or before any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. The Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, agency or other instrumentality.

           3.11 Permits. The Seller has all permits, licenses, orders and approvals of all foreign, federal, state, or local governmental or regulatory bodies required for it to conduct its business as presently conducted; and such permits, licenses, orders or approvals will not be adversely affected by the consummation of the transactions contemplated by this Agreement. The Seller has complied in all respects with the laws applicable to it and with the rules and regulations of all governmental agencies having authority over it, including, without limitation, laws and agencies concerned with occupational safety, environmental protection and employment practice, and the Seller has not received notice of violation

APP4-21.002

                                                   11.

of any such rules or regulations, corrected or not, within the last three years.

           3.12 Insurance. The Seller has insurance contracts in full force and effect providing for coverages, including but not limited to fire and liability, which are usual and customary in the business of the Seller as to amount and scope.

           3.13 Corporate Records. The minute books of the Seller made available to Buyer to review contain complete and accurate records of all material corporate actions taken at all meetings, all actions by written consent without a meeting, and all other material corporate actions taken by the Board of Directors and shareholders of the Seller. The charter and organizational documents of the Seller made available to Buyer to review contain complete and accurate records of all material actions taken by the Seller.

           3.14 Absence of Undisclosed Liabilities. Seller will not have on the Closing Date liabilities or obligations, whether accrued, absolute, contingent or otherwise, and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Seller giving rise to any liability, except (a) as and to the extent reflected or provided for in the Financial Statements, and (b) liabilities of the type reflected in the Financial Statements to the extent incurred since December 31, 1995 in the ordinary course of business and as and to the extent disclosed in the Seller Disclosure Memorandum. The Seller has not guaranteed or given security for any obligation of any third party.

           3.15 Personal Property. The Seller owns free and clear of any security interest, lien, lease, encumbrance, right, commitment, contract or charge of any nature, except to the extent that the extent and nature is disclosed in the Seller's Contracts, or leases under leases disclosed as Seller Contracts hereunder, all material tangible personal property used in or reasonably necessary for the conduct of its business as presently conducted.

           All personal property owned or used by the Company is in good operating condition and in a reasonable state of maintenance and repair.

           3.16 Regulatory Compliance. The Seller is in substantial compliance with all federal, state, local and foreign laws and regulations applicable to it, including, without limitation, environmental laws, and with any order of any court of federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

APP4-21.002

                                                   12.

           3.17       Environmental Compliance.

                      (a) For purposes of this Agreement, the follow-ing terms shall have the meanings set forth below:

                                (i)        "Premises" means any property or fa-
cility owned, operated, or leased by the Seller in the case of this paragraph 3.17;

                                (ii)       "Hazardous Substance" means, at any
time, any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any state or local governmental authority or the United States due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (i) defined as a "hazardous," "extreme hazardous" or "restricted hazardous" waste material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel, (iii) asbestos or asbestos containing; (iv) polychlorinated biphenyls; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. (42 U.S.C. ss. 6903); or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. ("CERCLA") (42 U.S.C. ss.9601);

                                (iii)      "Hazardous Materials Law" means any
national territorial, state, province or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Substances, including without limitation those statutes and regulations referred to in Subparagraph (b) above, the Occupational Health and Safety Act (29 U.S.C. ss.651 et seq); and

                                (iv)       "Loss" means any and all of the fol-
lowing, whether the result of any action of any governmental agency or a third party: liabilities; penalties; forfeitures;

APP4-21.002

                                                   13.

suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability for violation of any Hazardous Material Laws; costs (including the costs of investigation, defense, settlement and attorneys' and other professional fees, whether or not litigation is instituted; or costs and capital expenditures required for compliance with Hazardous Materials Laws.

                      (b)       Except as disclosed in the Seller Disclosure
Memorandum,

                                (i)        The Seller has obtained, and is in
full compliance with, all permits, licenses or other authorizations which are required under any Hazardous Materials Law for the operations of the Seller;

                                (ii)       The Seller and the Shareholders are
not aware of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by the Seller with, Hazardous Materials Laws, or which may give rise to Loss to the Seller based on or related to Hazardous Materials Laws;

                                (iii)      The Seller has not entered into any
agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of Hazardous Materials Laws, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

                                (iv)       Neither the Shareholders nor the
Seller has discovered or caused, and no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by the Seller or on the property of any third party;

                                (v)        Neither the Shareholders nor the
Seller has discovered, and no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law;

                                (vi)       The Seller has not manufactured,
stored or disposed of Hazardous Substances at any location, including, without limitation, any disposal which was in compliance with Hazardous Materials Law;


APP4-21.002

                                                   14.

                                (vii)      The Seller does not use or maintain
any underground storage tanks or surface impoundments on the Premises, and no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

                                (viii)  Neither the Shareholders nor the
Seller has received notice of any lien in favor of any governmental authority filed or attached to the Premises for (i) any liability under federal, territorial or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment.

           3.18 Conflict of Interest. Except as disclosed in the Seller Disclosure Memorandum, (a) no director, officer or employee of the Seller has any interest in any property, real or personal or tangible or intangible necessary for, used in or pertaining to the business of the Seller and (b) none of the directors, officers or employees of the Seller (i) competes with the Seller in any line of business, or (ii) is a party to any of the Seller's Contracts, (iii) nor does any director, officer or employee of the Seller have an interest, direct or indirect, in any entity which competes with the Seller in any line of business or is a party to any of the Seller's Contracts or is a customer or supplier of the Seller, and (iv) no director, officer or employee of Seller has had within the last 12 months any contractual relationship with the Seller.

           3.19 Labor Matters. There are no controversies pending or threatened, between the Seller and any union or any of the employees of the Seller. The Seller is not currently subject to (a) any threats of strikes or work stoppages, or (b) any organizational efforts or demands for collective bargaining or any union organization. Except as disclosed in the Seller Disclosure Memorandum, the Seller is not a party to any collective bargaining agreements.

           3.20 Accuracy of Information Furnished. The certificates, statements and other information furnished to Buyer in writing by or on behalf of the Seller in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           3.21 Brokers. Except as set forth in the Seller Disclosure Memorandum, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of the Seller who has or may have a valid claim against

APP4-21.002

                                                   15.

Buyer for any broker's or finder's fee or similar compensation and the Buyer shall have no liability or obligation to pay such fees or compensation.

           3.22       Taxes.

                      (a) Except as set forth in the Seller Disclosure Memorandum, (i) the Seller has filed or will, before the Closing Date, all returns, declarations, reports and information returns and statements required to be filed by it before the Closing Date relating to any Taxes with respect to any income, properties or operations of the Seller before the Closing Date (collectively, the "Returns"), and all such Returns were, or will be, correct and complete in all material respects; (ii) the Seller has timely paid in full Taxes due and payable and is not delinquent in the payment of any amount of Taxes attributable to any settlement with governmental authorities; (iii) all other Taxes due and payable by the Seller on or before the Closing Date have been, or will have been, paid in full; and has paid all taxes due and payable (whether or not shown on such returns or reports), all assessments, notice of which has been received by it, and all other taxes, governmental charges, penalties, interests and fines due and payable by it on or before the date hereof; (iv) all Taxes required to be withheld by or on behalf of the Seller or with respect to the business operated by the Seller or the assets thereof have been withheld, and such withheld Taxes have been duly paid to the proper governmental authority or set aside in accounts for such purpose; (v) no Returns or Taxes for which the Seller could be held liable are currently being audited by any taxing authority and no taxing authority has given notice in writing that it will commence any such audit; (vi) the charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the books of the Seller are and will be as of the Closing Date, adequate in accordance with generally accepted accounting principles, consistently applied, to cover all unpaid liabilities for Taxes accruing or payable by it in respect of periods that end on or before the Closing Date and for periods that begin before the Closing Date and end after the Closing Date to the extent that such Taxes are attributable to the portion of any such period ending at the Closing Date (determined on a closing-of-the-books method); (vii) no deficiency for any amount of Taxes has been proposed, asserted or assessed in writing against the Seller; (viii) the Seller has not granted an extension of the limitations period applicable to the assessment of Taxes; (ix) the Seller has not been a party to any tax sharing arrangement; and (x) there are no liens for delinquent Taxes upon the assets of the Seller.


APP4-21.002

                                                   16.

                      (b) Seller, from its inception, has been an S corporation within the meaning of Section 1361 of the Code for federal and state income tax purposes and will continue to have such status through the Closing Date.

           3.23 Employee Benefit and Employment Matters. The Seller does not currently have, and has never maintained, any employee pension benefit plans (as defined in Section 3(2) of the Employment Retirement Income Security of 1974, as amended ("ERISA"), or any welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA).

           3.24 Unregistered Stock. The Seller and the Shareholders understand and acknowledge that (i) the securities of Buyer being issued in connection with the Asset Purchase as set forth in Article II ("Buyer's Securities") and the shares of Buyer's Common Stock issuable upon conversion or exercise thereof (the "Underlying Shares"), have not been registered under the Securities Act and are therefore restricted securities; (ii) Buyer's Securities may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available; and (iii) a legend to that effect will be placed on the certificates representing Buyer's Securities and the Underlying Shares.

           3.25       Investor Representations.

                      (a)       Each Shareholder who receives Buyer's
Securities and any Underlying Shares in connection with the transactions contemplated by this Agreement warrants and represents that (i) he is an accredited investor as defined in Regulation D under the Securities Act, or by reason of his business and financial experience, and the business and financial experience of those persons unaffiliated with Buyer retained by him, if any, to advise him with respect to his investment in Buyer's Securities and the Underlying Shares, such Shareholder together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and
(ii) that he is acquiring Buyer's Securities and the Underlying Shares for his own account or for one or more separate accounts maintained by him, if any, for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder.

                      (b)       Each Shareholder who receives Buyer's
Securities and any Underlying Shares in connection with the transactions contemplated by this Agreement understands and agrees that Buyer's Securities and the Underlying Shares have not been registered under the Securities Act and may be resold

APP4-21.002

                                                   17.

only pursuant to this Agreement if registered pursuant to the applicable provisions of the Securities Act or if an exemption from registration is available.

           3.26 Real Property. The Seller Disclosure Memorandum sets forth a complete and accurate legal description of each parcel of real property owned by the Seller and each parcel of real property owned by the Shareholders which is used in the business and operations of the Seller, together with any existing survey or a plat of each parcel that may be obtained by the Seller or the Shareholders. The Seller Disclosure Memorandum contains a description of all buildings, fixtures, and other improvements located on these real properties and a list of any title report or policies of title insurance issued to any of the Seller with respect to these properties. Except as set forth in the Seller Disclosure Memorandum, the Seller does not lease any real property or occupy any real property leased to another. The lease or leases listed are valid, in good standing, and in full force without amendment thereto, and there does not exist any default thereunder or event that with notice or lapse of time, or both, would constitute a material default thereunder. The Seller is in possession of all premises owned by it or owned by the Shareholders and used in the business and operations of the Seller, and the Seller does not use or occupy any real property in violation of any law, regulation or decree.

           3.27 Zoning. The zoning of each parcel of property described in the Seller Disclosure Memorandum permits the existing improvements thereon and the continuation of the business now being conducted on such parcel.

           3.28 Condition and Sufficiency of Assets. The buildings, plants, structures, machinery, equipment, furniture, and fixtures of the Seller and the buildings, structures, and fixtures owned by the Seller or the Shareholders used in the business and operations of the Seller are structurally sound with no known material defects, are in good operating condition and repair, and are adequate for the uses to which they are being put, and, except as described in the Seller Disclosure Memorandum, none of such buildings, plants, structures, machinery, equipment, furniture or fixtures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, machinery, equipment, furniture, and fixtures of the Seller and the buildings, structures, and fixtures owned by the Shareholders used in the business and operations of the Seller are sufficient for Buyer's continued conduct of the Seller's business after the Closing in substantially the same manner as it is now conducted.


APP4-21.002

                                                   18.

           3.29 Customers. During the 12 months ended June 30, 1996, not more than 10% of the revenues of the Seller were attributable to any single customer or to any group of affiliated customers, except as set forth in the Seller Disclosure Memorandum.

           3.30 Inventory. The inventory of the Seller is good and merchantable first-quality material and is saleable in the ordinary course of business without discount from the prices generally charged for like material of first quality, and the quantities of all inventory are reasonable and warranted in the present circumstances of the business of the Seller.

IV.        REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to the Seller as follows:

           4.1 Organization and Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or character of its properties requires such qualification and where the failure to be so qualified would materially and adversely affect Buyer, its businesses, properties or rights. Buyer has delivered, or made available for inspection, to the Seller complete and correct copies of its Articles of Incorporation and By-Laws, as amended and in effect on the date of this Agreement. Buyer has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer.

           4.2 Non-Contravention. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation or By-Laws of Buyer, (b) violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under any mortgage, lease, agreement, license or instrument, or any order, arbitration award, judgment, or decree, to which Buyer is a party or by which either of them is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance on any property of Buyer, or (d) violate or conflict with any law, ordinance or rule to which Buyer or its property is subject.


APP4-21.002

                                                   19.

           4.3 Capital Stock. The authorized capital stock of Buyer is set forth in the Buyer SEC Reports. The outstanding shares of capital stock are validly issued and outstanding, fully paid and nonassessable as of the date hereof. There are sufficient authorized but unissued shares of Buyer's Common Stock to permit the issuance of all shares required to be issued in accordance with the terms and conditions of this Agreement to the Seller upon consummation of the Asset Purchase.

           4.4 Shares to be Issued. The shares of Buyer's Common Stock to be delivered pursuant to this Agreement will, upon issuance, be validly issued, fully paid and nonassessable.

           4.5 SEC Reports. All reports required to be filed by Buyer with the SEC have been duly filed, are in compliance with the requirements of their respective report forms and were complete and correct in all material respects as of the date on which the information was furnished. The financial statements of Buyer contained in such SEC Reports were prepared in accordance with the books and records of Buyer and were prepared on a consistent basis and present fairly the financial condition of Buyer as of the date thereof and the results of operations and changes in financial position for the periods then ended. As of any fiscal year end, such financial statements of Buyer were prepared in accordance with generally accepted accounting principles.

V.         COVENANTS

           5.1 Negative Covenants of the Seller. From the date of this Agreement until the Closing Date, except with the prior written consent of the Buyer, which shall not be unreasonably withheld, or as expressly permitted by this Agreement or as disclosed in the Seller Disclosure Memorandum, Seller hereby covenants and agrees that it will not:

                      (a) declare or pay any dividends or effect any stock split or other reclassification;

                      (b)       merge or consolidate with any corporation;

                      (c) make any acquisition of stock or assets of any person or entity;

                      (d) authorize the creation or issuance of or issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any shares of its capital stock except pursuant to conversion rights, options or other commitments or agreements existing on the date of this Agreement;


APP4-21.002

                                                   20.

                      (e) incur any indebtedness for borrowed money other than in the ordinary course of business or in connection with transactions disclosed hereunder or contemplated herein;

                      (f) enter into or amend any employment contract with any of its officers, increase the salary of any officer other than in the ordinary course of business, adopt or amend in any material respect (except as required by law) any employee benefit plan, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plan not consistent with past practice or custom;

                      (g)       amend its corporate charter or By-Laws;

                      (h) dispose of any material assets or otherwise conduct its business other than in the ordinary course; or

                      (i) until the earlier of the Closing Date or September 30, 1996, directly or indirectly, whether through any of its officers, employees, representatives or otherwise, solicit or encourage any inquiries or proposals for the acquisition of stock, assets or business of the Seller, or any of its subsidiaries.

           5.2 Affirmative Covenants of the Seller. In addition to the covenants set forth in Section 5.1, the Seller hereby covenants and agrees as follows:

                      (a) From the date of this Agreement until the Closing Date (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of Buyer, it:

                                (i)        shall use all reasonable efforts to
comply with all filing and regulatory requirements imposed on the Seller with respect to the Asset Purchase, and cooperate with and promptly furnish information to Buyer in connection with any such filing requirements imposed upon Buyer in connection with the Asset Purchase;

                                (ii)   shall (a) promptly advise Buyer orally
and in writing of any inquiry or proposal for the acquisition of its stock, assets or business; (b) promptly advise Buyer in writing of any written objection to the Asset Purchase received from any of its Shareholders and furnish to Buyer such relevant information as Buyer shall reasonably request with respect thereto; (c) use all reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made in connection with the Asset Purchase or the taking of any action in connection with the consummation thereof; and (d) use all reasonable efforts to

APP4-21.002

                                                   21.

cause the conditions precedent to the Asset Purchase set forth in Article VI hereof to be fulfilled;

                                (iii)      shall not, directly or indirectly,
make offers for, entertain offers for, negotiate with third parties for, or make information available to any third party for the purpose of, the sale of all or any portion of the stock or assets of the Seller; and

                                (iv)       shall use its best efforts to conduct
its business in a reasonable and prudent manner in accordance with past practices, to preserve its existing business organizations and relationships with its employees, customers, suppliers, and others with whom it has a business relationship, to preserve and protect its properties, and to conduct its business in compliance with all applicable laws and regulations.

                      (b) During the period of five years after the Closing Date, Seller and each Shareholder shall not, directly or indirectly,

                                (i)        compete directly or indirectly,
through a subsidiary or affiliate or otherwise, or engage or participate as an owner, partner, shareholder, officer director (or other type of principal) joint venturer, agent, representative or independent contractor, or in any other capacity calling for the making of any investment or the rendition of any services or any acts of management, operation or control in any entity which competes directly or indirectly with the business of the Buyer or the Seller as presently conducted in those jurisdictions throughout the world in which the Buyer or Seller is currently doing business, including but not limited to Jackson County, Oregon and Lane County, Oregon; provided, however, that Seller or each Shareholder may own up to one percent of any class of securities of a corporation engaged in such a competitive business if such securities are (i) listed on a national securities exchange or (ii) registered in the United States under the Securities and Exchange Act of 1934; or

                                (ii)       solicit from any present or past
customer of the Seller or Buyer any business for its products;
or

                                (iii)      request or advise any present or
future customer of the Seller or Buyer to withdraw, curtail or cancel its business in any of the Buyer's products with the Buyer; or

                                (iv)   solicit any present or future employee
of the Buyer to leave their employ;


APP4-21.002

                                                   22.

provided, however, that upon the occurrence of an Event of Default and failure to cure within 15 days of written notice of such Event of Default, the covenants set forth in this subparagraph (b) shall expire and the Shareholders shall have no further obligations with respect to such covenants;

                      (c)       Seller further agrees that a monetary remedy
for any breach of its covenants in paragraph (b) hereof will be inadequate, and will be impracticable and extremely difficult to prove, and further agrees that such a breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. Seller agrees that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting any bond or other undertaking in connection therewith. Any such requirements of bond or undertaking is hereby waived by Seller, and Seller acknowledges that in the absence of such of waiver, such a bond or undertaking may be required by the court.

                      (d) Seller shall concurrently with the Closing change its corporate name and file with the Secretary of State of the State of Oregon amended articles of incorporation effecting a name change pursuant to the applicable corporate laws of the State of Oregon, and take any further actions, such as trademark assignments, in order to transfer full right and title to the "Ventek, Inc." name to Buyer or the Subsidiary so as to allow Buyer to use the "Ventek, Inc." name.

                      (e)       Any sales tax arising from the Asset
Purchase shall be borne by the Seller and the Seller shall indemnify and hold harmless Buyer from any liability arising from such sales tax.

           5.3 Negative Covenants of the Buyer. From the date of the Closing until the payment of the Notes, except with the prior written consent of the Seller, which shall not be unreasonably withheld, or as expressly permitted by this Agreement or as disclosed in the Seller Disclosure Memorandum, Buyer hereby covenants and agrees that it will not:

                      (a) cause the Subsidiary to merge or consolidate with any corporation;

                      (b)       cause the Subsidiary to dissolve;

                      (c) cause the Subsidiary to issue any shares of the Subsidiary's capital stock except pursuant to conversion rights, options or other commitments or agreements, if any, existing on the Closing Date;

APP4-21.002

                                                   23.

                      (d) sell or cause the sale of substantially all of the assets of the Subsidiary, other than in the ordinary course of business;

                      (e)       cause the Subsidiary to incur any
indebtedness for borrowed money other than in the ordinary course of business, including, but not limited to indebtedness for working capital and operations; provided, however, for this subparagraph (e) only, Rodger Van Voorhis, during such time as he is an officer of Subsidiary may consent to action taken under this subparagraph (e) in lieu of Seller.

                      (f) declare or pay any cash dividends until payment under the Notes is fully satisfied.

           5.4        Affirmative Covenants of Buyer.

                      (a) Buyer hereby covenants and agrees that from the date of this Agreement until the Closing Date (or until the items referred to have either been accomplished or, in good faith, abandoned), except with the prior written consent of the Seller, it

                                (i)  shall use all reasonable efforts to
comply with all filing and regulatory requirements which may be imposed on Buyer with respect to the Asset Purchase, and cooperate with and promptly furnish information to the Seller in connection with any such filing requirements imposed upon the Seller in connection with the Asset Purchase;

                                (ii)  shall (i) use all reasonable efforts
to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made in connection with the Asset Purchase or the taking of any action in connection with the consummation thereof; and (ii) use all reasonable efforts to cause the conditions precedent to the Asset Purchase set forth in Article VI hereof to be fulfilled;

                      (b)       From the date of the Closing until the
payment of the Notes, except with the prior written consent of the Seller, which shall not be unreasonably withheld, or as expressly permitted by this Agreement or as disclosed in the Seller Disclosure Memorandum, Buyer hereby covenants and agrees that it:

                                (i)  shall, upon the occurrence of an Event
of Default and foreclosure on the interests secured by the Pledge and Security Agreement, license to Seller, in consideration for a 10% royalty on gross product sales, any technology developed by Buyer or its subsidiaries which is necessary for the manufacture of Subsidiary's products in

APP4-21.002

                                                   24.

order to enable Seller to continue to manufacture such products.

                      (c) Piggyback Registration Rights. From the time of issuance for a period of three years thereafter, unless such shares have already been registered, Buyer hereby grants Seller and its transferees piggyback registration rights. During such period, Seller and its transferees have the right to register all of Buyer's Class A Common Stock that may be issued under Section 2.3 pursuant to the Securities Act of 1933, as amended, on Form S-3 (or any successor form) which permits the registration of such securities, at the same time that Buyer registers any of its Class A Common Stock (other than registrations on Forms S-4, S-8 or similar forms).

           5.5        Access and Confidentiality.

                      (a)       From the date of this Agreement to the
Closing Date, the Seller shall afford to Buyer and to the officers and authorized representatives of Buyer (including, without limitation, counsel, financial advisors and independent accountants) full access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of the Seller will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested. Similarly, from the date of this Agreement to the Closing Date, Buyer shall afford to the Seller and to the Seller's officers and authorized representatives (including, without limitation, counsel, financial advisors and independent accountants) full access to its properties, personnel, books and records at such reasonable times and in such manner as not to disrupt normal business operations; and the officers of Buyer will furnish such officers and representatives with such additional financial and operating data and other information as to its business and properties as may be reasonably requested.

                      (b)       The Seller and Buyer shall at all times
prior to the Closing Date and, in the event the transactions contemplated by this Agreement are not consummated, at all times thereafter, keep confidential all confidential or proprietary information furnished to it by the other party in connection with this Agreement and the transactions contemplated hereby, and will not disclose such confidential or proprietary information to any third party without the prior written consent of the other party. In addition, in the event of termination of this Agreement, all non-public documents (including copies thereof) obtained hereunder by any party from any other party shall be returned to such party upon request of such party.


APP4-21.002

                                                   25.

           5.6 Shareholder Approval The Seller shall promptly take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon the Asset Purchase and this Agreement and any related matters.

           5.7 Public Announcements. Each of the parties hereto will obtain the written consent of the other parties before issuing any press release or otherwise making any public statements with respect to the Asset Purchase, which consent shall not be unreasonably withheld, except where legal disclosure obligations require public disclosure, in which case no prior written consent shall be required.

           5.8 Expenses. Each of the parties hereto shall pay all of its own costs and expenses incurred in connection with the Asset Purchase, this Agreement and the transactions contemplated herein.

           5.9 Bulk Sales. Each of the parties hereby waives the requirements to comply with any "bulk sales" statutes relating to the Asset Purchase.

           5.10 Board Seat. Promptly after Closing, Buyer shall increase the size of its Board of Directors by one if a vacancy does not exist at that time, and will fill the vacancy by adding Rodger Van Voorhis to the Board of Directors of Buyer.

           5.11 Further Assurances. Each of the Buyer and Seller agrees to use its best efforts to cooperate with each other, to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement including, but not limited to, the execution, filing and delivering of all such further documents, certificates and agreements as may be necessary or desirable to consummate the transactions contemplated herein.

VI.        CONDITIONS

           6.1 Conditions Precedent to the Obligations of All Parties. Notwithstanding any other provision of this Agreement, the obligations of Buyer on the one hand, and of the Seller on the other hand, to effect the Asset Purchase shall be subject to the fulfillment, as of the Closing, of each of the following conditions (unless waived by the written consent of the parties hereto):

                      (a) the Asset Purchase and this Agreement shall have been validly approved and adopted by the Boards of Directors of the Seller and Buyer, and the affirmative vote of the holders of at least that number of outstanding shares of the Seller's Common Stock required under the laws of the State

APP4-21.002

                                                   26.

of Oregon and the corporate charter and By-Laws of the Seller, to approve this Agreement;

                      (b) all permits, approvals and consents of any governmental body or agency or other third party for the consummation of this Agreement shall have been obtained;

                      (c) there shall not be in effect an order or decision of a court of competent jurisdiction which prevents, or would materially alter the terms of this Agreement;

                      (d) there shall not be any action or proceeding commenced by or before any court or governmental agency or authority or
threatened  by  any  governmental   agency  or  authority  that  challenges  the
consummation of this Agreement;

                      (e)       Messrs. Rodger Van Voorhis, Doug Hickman,
Ken Winder and Tom Thompson shall have entered into, and delivered at or prior to Closing, 5-year employment agreements with Buyer or the Subsidiary, effective upon the Closing Date, in the form attached hereto as Exhibit E;

                      (f)       the Seller Disclosure Memorandum, which
shall include the Seller's financial statements for the fiscal year ending December 31, 1995 shall have been prepared and delivered to Buyer, no later than three days prior to the Closing to allow sufficient time prior to Closing for Buyer to review it, and Buyer shall in its sole discretion be satisfied with, and shall have approved, the disclosures provided therein; and

                      (g) all exhibits and attachments to this Agree-ment shall have been prepared and delivered to all parties prior to or on the Closing Date.

           6.2 Additional Conditions Precedent to the Obligations of Buyer. In addition to the conditions contained in Section 6.1, the obligations of Buyer to effect the Asset Purchase shall also be subject to the fulfillment as of the Closing Date of each of the following conditions (unless waived in writing by Buyer):

                      The representations and warranties of each of the Seller and each Shareholder contained in Article III shall be true in all respects at and as of the date hereof and as of the Closing Date as if made at and as of such time; the Seller shall have duly performed and complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and the Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by its President or a Vice President, and Chief Financial Officer to the effect set forth in this Section 6.2.

APP4-21.002

                                                   27.

           6.3 Additional Conditions Precedent to the Obligations of the Seller. In addition to the conditions contained in Section 6.1, the obligations of the Seller to effect the Asset Purchase shall also be subject to the fulfillment at the Closing Date of each of the following conditions (unless waived in writing by the Seller):

                      The representations and warranties of Buyer contained in Article V shall be true in all respects at and as of the date hereof and as of the Closing Date as if made at and as of the Closing Date; Buyer shall have duly performed and complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and Buyer shall have delivered to the Seller a certificate dated the Closing Date and signed by its Vice President, and Chief Financial Officer to the effect set forth in this
Section 6.3.

VII.       INDEMNIFICATION

           7.1        Survival of Representations and Warranties.

                      All representations, warranties, covenants and
agreements of Seller contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Buyer, and shall survive the Closing and shall be fully effective and enforceable for a period of three (3) years following the Closing Date (unless a different period is specifically assigned thereto), but shall thereafter be of no further force or effect, except as they relate to claims for indemnification timely made pursuant to this Article VII or claims alleging fraud on the part of a party hereto. Any claim for indemnification asserted in writing before the third anniversary of the Closing Date or other applicable survival period shall survive until resolved or determined pursuant to arbitration as provided for in this Agreement. Any representations regarding tax and the Seller's indemnification obligation with respect thereto shall survive for 90 days after the applicable statute of limitations period provided for in the relevant tax law has expired. Any representation or warranty included in Section 3.17 (Environmental Compliance) and Seller's indemnification obligation with respect thereto shall survive for ten years following Closing. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by the Buyer or by anyone on its behalf.

           7.2        Indemnification.

                      (a) The Shareholders and Seller, jointly and severally, hereby agree to indemnify, defend, save and hold
Buyer harmless from and against any and all damage, liability,

APP4-21.002

                                                   28.

loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) actually paid or incurred or sustained by Buyer (collectively, the "Losses") which shall arise out of, or result from, any breach of any representation, warranty or covenant of the Seller or the Shareholders in this Agreement. In addition, Seller and each Shareholder hereby indemnify Buyer for any Losses relating to or arising out of
(i) liabilities or debts of Seller which are not Assumed Liabilities, and (ii) noncompliance with bulk sales laws relating to the Asset Purchase.

                      (b) Promptly after service of notice following the Closing Date of any claim or process by any third party in any matter in respect of which indemnity may be sought from a party pursuant to this Agreement, the party so served shall notify the indemnifying party of the receipt thereof. The indemnifying party shall have the right to participate in, or assume, at its own expense, the defense of any such claim or process or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party shall be advised promptly of all developments. Notwithstanding any provision to the contrary set forth herein, the obligations of the indemnifying party hereunder shall be subject to and conditioned upon its receipt of timely notice of such claim or process and in the event that the failure to give such timely notice adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification which the indemnifying party is obligated to pay hereunder, said indemnifying party shall have no indemnification obligations whatsoever with respect to such claim. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. In addition, in the event of such a settlement without the prior written consent of the indemnifying party, the indemnifying party shall have no indemnification obligation whatsoever with respect to such claim.

                      (c) The parties shall make appropriate adjust-ments for any recoveries actually received by an indemnified party under available policies of insurance in determining the amount of loss for purposes of this Section 7.2.

                      (d) If the Seller or Shareholders become liable to Buyer for any event or occurrence giving rise to the Seller or Shareholders being required to indemnify Buyer pursuant to this Agreement, Buyer's remedy, in addition to any other

APP4-21.002

                                                   29.

rights of Buyer in law or in equity, shall be to reduce the amount owed by Buyer under the Notes issued pursuant to Section 2.3 of this Agreement, by the dollar amount necessary to satisfy such liability. The amounts owed by the Seller and the Shareholders under Article VII will first be applied to reductions in the Straight Note, then to the SAR Note, and finally to the Convertible Note, in that order. Seller and each Shareholder agree that the amount due under the applicable note shall automatically be reduced by the amount of Buyer's Loss determined pursuant to this Article VII, and that the failure of Seller or Shareholder to return the original note(s) so as to enable Buyer to cancel the original note(s) and issue a replacement note(s) with a reduced amount payable as a result of the operation of Article VII herein, shall not affect the automatic reduction in the principal amount of such note(s). In the event the liability of Seller and the Shareholders under Article VII herein exceeds the outstanding amount of the Straight Note, (the "Excess Amount"), then the number of shares of Buyer's Class A Common Stock issuable under Section 2.3(b) herein shall also be reduced at the rate of $2.25 per share for the Excess Amount of such liability, by appropriate reductions to the amount due under the SAR Note and adjustments to the SAR.

VIII.      TERMINATION, AMENDMENT AND WAIVER

           8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval legally required by the respective Boards of Directors or shareholders of the Seller and Buyer:

                      (a) by mutual consent of the respective Boards of Directors of the Seller and Buyer; and

                      (b)       by either of the respective Boards of
Directors of the Seller and Buyer if the Asset Purchase shall not have been consummated on or before September 30, 1996.

           8.2 Written Notice. In order to terminate this Agreement pursuant to the foregoing provisions of this Article VIII, the party or parties so acting shall give written notice of such termination to the other parties, specifying the grounds therefor.

           8.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, the provisions of this Agreement (other than Sections 5.5(b) and 5.7) shall become void and have no effect, with no liability on the part of any party or its shareholders or directors or officers in respect thereof.


APP4-21.002

                                                   30.

           8.4 Agreement. This Agreement may be amended by the parties hereto by approval by their respective Boards of Directors at any time prior to the Closing Date.

           8.5 Waiver. To the extent permitted by law, any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.


IX.        GENERAL PROVISIONS

           9.1 Notices. All notices, requests, demands or other communications required or authorized or contemplated to be given by this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, faxed, sent by commercial overnight courier, sent by certified or registered mail, sent by regular U.S. mail, postage prepaid, and addressed as follows:

                      If to Buyer:

                                ARC Capital
                                2067 Commerce Road
                                Medford, OR 97504
                                Attn:  William J. Young, President
                                Fax:  (541) 779-6838

                      with a copy to:

                                Yvonne E. Chester, Esq.
                                Troy & Gould Professional Corporation
                                1801 Century Park East, 17th Floor
                                Los Angeles, California 90067
                                Fax:  (310) 201-4746

                      If to the Seller:

                                Ventek, Inc.
                                4217 W. 5th Avenue
                                Eugene, OR  97403
                                Attn:  Rodger A. Van Voorhis,
                                            Vice President - Operations
                                Fax:  (541) 344-3780


APP4-21.002

                                                   31.

                      with a copy to:

                                Brad Copeland, Esq.
                                Arnold, Gallagher, Saydack, Percell &
                                Roberts
                                P.O. Box 1758
                                Eugene, OR  97440
                                Fax:  (541) 484-0536

or such other address as the parties hereto may from time to time designate in writing, prior to the giving of such notice. Any such notice, (a) if hand delivered, shall be effective upon the date of delivery, (b) if faxed, shall be effective upon confirmation of transmission, (c) if given by commercial overnight courier, shall be effective one business day following the date of mailing, (d) if given by certified or registered mail, shall be effective two business days following the date of mailing, or (e) if given by regular U.S. mail shall be effective five days following the date of mailing.

           9.2 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in a specific instance and for the specific purpose for which given.

           9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

           9.4 Assignability. This Agreement shall not be assigned by any party without the prior written consent of all of the parties hereto; provided, however, that Seller shall be permitted to assign its rights together with all corresponding obligations hereunder to the shareholders of Seller without the prior written consent of Buyer. In the event of such assignment, this Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.

           9.5 Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings whether oral or written, relating to the subject matter hereof.

           9.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

APP4-21.002

                                                   32.

           9.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the terms and conditions contained therein or of this Agreement.

           9.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration. Unless otherwise agreed, the arbitration shall be conducted in Jackson County, Oregon, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.

           9.9 Attorneys Fees. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.


APP4-21.002

                                                   33.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                             ARC CAPITAL


                                             By:______________________________
                                                 Alan Steel
                                             Title:  Vice President and Chief
                                                     Financial Officer


                                             VENTEK, INC.

                                             By:______________________________
                                                 Rodger A. Van Voorhis
                                             Title:  Vice President -
                                                     Operations


                                             SHAREHOLDERS:


                                             ------------------------------
                                                Doug Hickman


                                              ------------------------------
                                                 Ken Winder


                                               ------------------------------
                                                 Tom Thompson

                                               ------------------------------
                                                 Rodger A. Van Voorhis

APP4-21.002

                                                   34.

                                         ASSET PURCHASE AGREEMENT


                                               BY AND AMONG


                                               ARC CAPITAL,


                                               VENTEK, INC.

                                                    AND

                                     THE SHAREHOLDERS OF VENTEK, INC.












                                         Dated as of July 24, 1996